UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2005

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 23, 2005, Wolverine Tube, Inc. (“Wolverine”) and its U.S. and Canadian subsidiaries, along with the lenders named therein (the “Lenders”), Wachovia Bank, N.A., as Administrative Agent (“Wachovia”), and Congress Financial Corporation (Canada), as Canadian Agent (“Congress”) entered into Amendment No. 6 to Credit Agreement (the “Amendment”) of the Credit Agreement, among Wolverine, its U.S. and Canadian subsidiaries, the Lenders, Wachovia and Congress, dated as of March 27, 2002 (as previously amended, the “Credit Agreement”).

     The Amendment increases the maximum aggregate borrowing availability under the Credit Agreement to $40.0 million from $37.5 million, subject to existing availability requirements. This $2.5 million in additional borrowing capacity is available to Wolverine and its U.S. subsidiaries. The Amendment also extends the maturity date applicable to the existing $7.5 million sub-limit available to Wolverine’s Canadian subsidiaries from March 29, 2005 to March 29, 2006, at which time all amounts borrowed under that sub-limit will become due. The remaining terms of the Credit Agreement remain unchanged by the Amendment. The Credit Agreement and its previous amendments are currently on file as exhibits to reports Wolverine has filed with the Securities and Exchange Commission. Certain of the terms of the Credit Agreement are summarized in Item 2.03 of the Form 8-K filed by Wolverine on January 28, 2005, which is incorporated herein by reference. A copy of the Amendment is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

     Wachovia, the Administrative Agent and a lender under the Credit Agreement, also serves as the indenture trustee, paying agent and registrar for Wolverine’s 7-3/8% Senior Notes due 2008 and 10-1/2% Senior Notes due 2009, as well as the transfer agent for Wolverine’s common stock and administrator of Wolverine’s stock option plans. First Union Securities, Inc., acting under the trade name Wachovia Securities, was one of the initial purchasers of our 10-1/2% Senior Notes due 2009, issued on March 27, 2002. W. Barnes Hauptfuhrer, one of Wolverine’s directors, retired from his position as Co-Head of the Corporate and Investment Banking Division and Senior Executive Vice President of Wachovia Corporation, the parent company of Wachovia, in May 2004.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information required by this item is included in Item 1.01.

Item 7.01 Regulation FD Disclosure.

     On February 28, 2005, the Company issued a press release describing recent events that have strengthened its liquidity position. The press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – Not Applicable

(b) Pro forma financial information – Not Applicable

(c) Exhibits

Exhibit No.	Description
10.1
Amendment No. 6 to Credit Agreement, dated as of February 23, 2005, by and among Wolverine Tube, Inc., its U.S. and Canadian Subsidiaries, the lenders named therein, Wachovia Bank, N.A., as Administrative Agent, and Congress Financial Corporation (Canada), as Canadian Agent.

99.1	Press release, dated February 28, 2005, issued by Wolverine Tube, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 1, 2005

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Executive Vice President, Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 6 to Credit Agreement, dated as of February 23, 2005, by and among Wolverine Tube, Inc., its U.S. and Canadian Subsidiaries, the lenders named therein, Wachovia Bank, N.A., as Administrative Agent, and Congress Financial Corporation (Canada), as Canadian Agent.

99.1	Press release, dated February 28, 2005, issued by Wolverine Tube, Inc.